Exhibit 99.2 Form 8-K of W.W. Grainger, Inc. August 13, 2002

STATEMENT UNDER OATH OF PRINCIPAL FINANCIAL OFFICER
REGARDING FACTS AND CIRCUMSTANCES RELATING TO
EXCHANGE ACT FILINGS

I, P.O. Loux, Senior Vice President, Finance and Chief Financial Officer, state and attest that:

(1)	To the best of my knowledge, based upon a review of the covered reports of W.W. Grainger, Inc., and, except as corrected or supplemented in a subsequent covered report:

•	no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•	no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)	I have reviewed the contents of this statement with W.W. Grainger, Inc.'s audit committee.

(3)	In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•	Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Commission of W.W. Grainger, Inc.;

•	all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of W.W. Grainger, Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

•	any amendments to any of the foregoing.

/s/ P.O. Loux
P.O. Loux
Senior Vice President, Finance and
Chief Financial Officer
August 13, 2002

Subscribed and sworn to before me this 13th day of August, 2002.

/s/ Janet L. Scholz
Notary Public
My Commission Expires: November 2, 2005

OFFICIAL SEAL JANET L. SCHOLZ NOTARY PUBLIC STATE OF ILLINOIS MY COMMISSION EXP. NOV. 2, 2005